UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue, Suite 510

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

At the Annual Meeting of Shareholders of ArthroCare Corporation (“the Company”) held on May 25, 2006, the Company’s shareholders approved the amendment and restatement of the 2003 Incentive Stock Plan (the “Plan”) to increase the number of shares reserved for issuance thereunder by 1,250,000 shares and increase the maximum number of shares with respect to one or more awards that may be granted to a participant under the Plan during a calendar year by 150,000 shares.

The Plan, as amended and restated, was adopted by the Company’s Board of Directors (the “Board”) in March 2006, subject to the approval of the Company’s shareholders, and became effective with such shareholder approval on May 25, 2006. The Plan is currently set to terminate in March 2016, unless re-adopted or extended by shareholders prior to or on such date. The foregoing description of the amendment and restatement of the Plan is qualified in its entirety by reference to the Amended and Restated 2003 Incentive Stock Plan attached to this report as Exhibit 10.57.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.57	Amended and Restated 2003 Incentive Stock Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: May 31, 2006	By:	/s/ Michael Gluk
Michael Gluk
Sr. Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.57	Amended and Restated 2003 Incentive Stock Plan

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